EXHIBIT 10.1
SECOND MODIFICATION AGREEMENT

DATE:	August 5, 2008

PARTIES:	Borrower:	WHITE ELECTRONIC DESIGNS CORPORATION,
an Indiana corporation

	Bank:	JPMORGAN CHASE BANK, N.A., as Administrative
Agent and Lender
RECITALS:
     A. Bank has extended to Borrower credit (“Loan”) under that Credit Agreement, dated as of April 3, 2007 (as amended from time to time, “Credit Agreement”) in the original principal amount of $30,000,000.00 as evidenced by that Note (Revolving Loans) dated as of April 3, 2007 (the “Note”). As of August 5, 2008, the outstanding principal balance of the Loan is $0.00. All undefined capitalized terms used herein shall have the meaning given them in the Credit Agreement.
     B. The Loan is secured by, among other things, the Security Documents. The agreements, documents, and instruments securing the Loan and the Credit Agreement are referred to individually and collectively as the “Security Documents.”
     C. Borrower has requested that Bank modify the Loan and the Credit Documents as provided herein. Bank is willing to so modify the Loan and the Credit Documents, subject to the terms and conditions herein.
AGREEMENT:
     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:
SECTION 1. ACCURACY OF RECITALS, ACKNOWLEDGEMENTS.
     1.1 Borrower acknowledges the accuracy of the Recitals.
SECTION 2. MODIFICATION OF CREDIT DOCUMENTS; OTHER AGREEMENTS.
     2.1 The definition of Net Income in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Net Income” means, as applied to any Person, the net income (or net loss) of such Person for the period in question (after provision for income taxes) determined in accordance with GAAP, provided that the impact of any extraordinary non-cash gains or losses, determined in accordance with GAAP and any non-cash goodwill impairments or non-cash gains or losses on sale of discontinued operations shall be excluded from the determination of “Net Income.”
SECTION 3. RATIFICATION OF CREDIT DOCUMENTS AND COLLATERAL.
     The Credit Documents are ratified and affirmed by Borrower and shall remain in full force and effect as modified herein. Any property or rights to or interests in property granted as security in the Credit Documents shall remain as security for the Loan and the obligations of Borrower in the Credit Documents.
SECTION 4. BORROWER REPRESENTATIONS AND WARRANTIES.
     Borrower represents and warrants to Bank:
     4.1 No default or event of default under any of the Credit Documents as modified herein, nor any event, that, with the giving of notice or the passage of time or both, would be a default or an event of default under the Credit Documents as modified herein has occurred and is continuing.
     4.2 There has been no material adverse change in the financial condition of Borrower or any other person whose financial statement has been delivered to Bank in connection with the Loan from the most recent financial statement received by Bank.
     4.3 Each and all representations and warranties of Borrower in the Credit Documents are accurate on the date hereof.
     4.4 Borrower has no claims, counterclaims, defenses, or set-offs with respect to the Loan or the Credit Documents as modified herein.
     4.5 The Credit Documents as modified herein are the legal, valid, and binding obligation of Borrower, enforceable against Borrower in accordance with their terms.
     4.6 Borrower is validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Agreement and to perform the Credit Documents as modified herein. The execution and delivery of this Agreement and the performance of the Credit Documents as modified herein have been duly authorized by all requisite action by or on behalf of Borrower. This Agreement has been duly executed and delivered on behalf of Borrower.
SECTION 5. BORROWER COVENANTS.
     Borrower covenants with Bank:
     5.1 Borrower shall execute, deliver, and provide to Bank such additional agreements, documents, and instruments as reasonably required by Bank to effectuate the intent of this Agreement.

     5.2 Borrower fully, finally, and absolutely and forever releases and discharges Bank and its present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrower, whether now known or unknown to Borrower, and whether contingent or matured, (i) in respect of the Loan, the Credit Documents, or the actions or omissions of Bank in respect of the Loan or the Credit Documents and (ii) arising from events occurring prior to the date of this Agreement.
SECTION 6. CONDITIONS.
     6.1 The agreements of Bank and the modifications contained herein shall not be binding upon Bank until Bank has executed and delivered this Agreement and Bank has received, at Borrower’s expense, all of the following, all of which shall be in form and content satisfactory to Bank and shall be subject to approval by Bank:
          (a) An original of this Agreement fully executed by the Borrower and Guarantors.
          (b) Such resolutions or authorizations and such other documents as Bank may require relating to the existence and good standing of that corporation, partnership or trust, and the authority of any person executing this Agreement or other documents on behalf of that corporation, limited liability company, partnership or trust.
          (c) Payment of all the internal and external costs and expenses incurred by Bank in connection with this Agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

SECTION 7.	INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER.
     The Credit Documents as modified herein contain the complete understanding and agreement of Borrower and Bank in respect of the Loan and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. No provision of the Credit Documents as modified herein may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the parties thereto.
SECTION 8. BINDING EFFECT.
     The Credit Documents as modified herein shall be binding upon and shall inure to the benefit of Borrower and Bank and their successors and assigns and the executors, legal administrators, personal representatives, heirs, devisees, and beneficiaries of Borrower, provided, however, Borrower may not assign any of its right or delegate any of its obligation under the Credit Documents and any purported assignment or delegation shall be void.

SECTION 9. CHOICE OF LAW.
     This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to conflicts of law principles.
SECTION 10. COUNTERPART EXECUTION.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.
     DATED as of the date first above stated.

WHITE ELECTRONIC DESIGNS CORPORATION, an Indiana corporation

By:	/s/ Roger A. Derse
Name:	Roger A. Derse
Title:	VP/CFO

BORROWER

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent

By:	/s/ Stephen B. Monyer
Name:	Stephen B. Monyer
Title:	VP

BANK